PURCHASE AND OPTION AGREEMENT

     PURCHASE AND OPTION AGREEMENT, dated March 10, 2000, by and between STEVEN
A. GREENBERG ("Greenberg") and STEVEN G. CHRUST ("Chrust").

     WHEREAS, Chrust desires to purchase concurrently with the execution of this Agreement certain shares of the common stock ("Common Stock") of Worlds.com Inc. ("Company") owned by Greenberg and Greenberg desires to sell to Chrust such shares; and

     WHEREAS, Greenberg also desires to grant Chrust an option to purchase certain additional shares of the Common Stock owned by Greenberg and Chrust desires to acquire the option on the terms and conditions set forth in this Agreement.

     IT IS AGREED:

     1. Stock Purchase. Chrust hereby purchases from Greenberg and Greenberg hereby sells to Chrust 302,939 shares of the Common Stock owned by Greenberg ("Purchased Shares") at a price of $3.301 per share. Accordingly, concurrently with the execution of this Agreement, Chrust is wiring to an account designated by Greenberg the sum of $1,000,001.64 in immediately available funds in consideration for the Purchased Shares, and Greenberg is causing certificates representing the Purchased Shares, together with stock powers, with signatures guaranteed, to be delivered to Graubard Mollen & Miller ("GMM"). Promptly thereafter, GMM shall arrange to have the Purchased Shares transferred into Chrust's name and certificates representing such shares to be delivered to Chrust.

     2. Grant of Stock Option. Greenberg hereby grants to Chrust the right and option ("Option ") to purchase up to an aggregate of 1,363,342 additional shares of the Common Stock owned by Greenberg ("Option Shares"), all on the terms and conditions set forth herein.

     3. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $3.301 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. The Option shall be exercisable from time to time, in whole or in part, during the "Option Period," which shall be the period commencing on the date of this Agreement and ending on June 4, 2000, unless






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extended until July 4, 2000 in accordance with Section 5(ii) hereof. The last day of the Option Period, as it may be extended, is referred to as the "Termination Date." Notwithstanding the foregoing, except as set forth in
Section 5(ii) hereof, the Option may not be exercised for less than an aggregate of 605,877 Option Shares (inclusive of the 75,735 Option Shares which may be purchased under Section 5(ii), below) (the "Minimum Option Exercise").

     5. Consideration for the Option.

          (i) Simultaneously with the execution of this Agreement, Chrust is wiring to the account designated by Greenberg pursuant to Section 1 above the sum of $10,000 ("Option Purchase Price") as payment for the grant of the Option by Greenberg to Chrust.

          (ii) If Chrust desires to extend the Option Period beyond June 4, 2000, then on or prior to the close of business on June 4, 2000, Chrust must wire, or have wired, an additional $250,001.24 ("Extension Payment") to the account designated pursuant to Section 5(i) in order to exercise the Option with respect to 75,735 Option Shares ("Extension Exercise"). If the Extension Exercise is made on or prior to June 4, 2000, the Termination Date shall be extended to July 4, 2000, and (ii) the Escrow Agent shall deliver a certificate for such 75,735 Option Shares as directed by Chrust.

          (iii) If the Option is exercised in accordance with the terms hereof and of the Escrow Agreement (as defined in Section 7 below), then the Option Purchase Price (less $1) will be applied as a credit against the aggregate amount payable to Greenberg upon satisfaction of the Minimum Option Exercise. If the Option is not so exercised, Greenberg will be entitled to retain the full amount of the Option Purchase Price.

     6. Adjustments. In the event of any change in the number of outstanding shares of the Common Stock occurring as the result of a stock split, reverse stock split or stock dividend, combination or reclassification of the outstanding Common Stock, or similar event after the date hereof, the number of Option Shares and the Exercise Price of the Option shall each be proportionately adjusted. Any right to acquire a fractional Option Share resulting from adjustments will be rounded to the nearest whole Option Share.



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     7. Method of Exercise. The Option may be exercised in whole or in part
(subject to the Minimum Option Exercise described in Section 4, above, and/or the Extension Exercise described in Section 5(ii), above) by written notice directed to Greenberg and the Escrow Agent in accordance with the terms of the Escrow Agreement among Greenberg, Chrust and Continental Stock Transfer & Trust Company ("Escrow Agent"), executed simultaneously herewith ("Escrow Agreement").

     8. Voting Rights. Chrust hereby acknowledges and agrees that during the Voting Proxy Period (as defined in this paragraph 8), Greenberg shall have the right to vote all of the Purchased Shares with respect to any matter put to a vote of the stockholders of the Company. The "Voting Proxy Period" shall be the period commencing on the date hereof and ending on the earlier of (i) September 10, 2001 or (ii) the date the Minimum Option Exercise is made. Notwithstanding anything contained herein to the contrary, the foregoing shall not in any way limit or otherwise modify Greenberg's obligations to vote his shares, including the Purchased Shares, in accordance with the terms of the Consent (defined in Section 11, below) and the letter, dated April 13, 1999, from Greenberg, Michael Scharf and Thomas Kidrin to Chrust and the Company.

     9. Greenberg's Representations. Greenberg represents and warrants to Chrust that:

          (i) he owns the Purchased Shares and the Option Shares (together, the "Shares") free of any lien, restriction or encumbrance of any kind, and he has owned all of the Shares since December 31, 1997;

          (ii) the sale by him of the Purchased Shares is, and the sale by him of the Option Shares upon exercise of the Option will be, exempt from the registration requirements of the Securities Act of 1933, as amended ("1933 Act");

          (iii) he has not granted anyone an option, warrant, subscription or other right with respect to the Shares or any right to vote the Shares;

          (iv) his execution, delivery and performance of this Agreement and the Escrow Agreement does not and will not conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to him, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any




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     note, bond, mortgage, indenture, contract, agreement or other instrument or obligation to which he is a party or by which he is bound.

          (v) he has received a copy of all reports and documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 24 months and all reports issued by the Company to its stockholders; and

          (vi) he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and persons acting on its behalf concerning the Company's operations and to obtain any additional information he requested.

     10. Chrust's Representations. Chrust represents and warrants to Greenberg that:

          (i) he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the 1933 Act or an exemption therefrom is available thereunder; and

          (ii) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

          (iii) he understands that the certificates evidencing the Shares shall bear the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any State. The shares may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act."

          (iv) he understands that, during the Voting Proxy Period the Purchased Shares shall bear the following additional legend:



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               "The shares represented by this certificate are subject to certain voting rights granted to a person other than the registered holder hereof, in accordance with a certain Purchase and Option Agreement, dated March 10, 2000, a copy of which is on file at the principal offices of the Company."

          (v) as Chairman of the Company's board of directors, he is aware of all information regarding the Company's operations, including the Company's proposed plans and business risks.

          (vi) his execution, delivery and performance of this Agreement and the Escrow Agreement does not and will not conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to him, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any note, bond, mortgage, indenture, contract, agreement or other instrument or obligation to which he is a party or by which he is bound.

     11. Releases; Consent. Simultaneously herewith, (i) each of Greenberg and the Company are executing mutual general releases in the other's favor ("Releases"), and (ii) Greenberg is executing a shareholder consent with respect to certain matters ("Consent").

     12. Miscellaneous.

         12.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be deemed given if given in writing, by hand, or delivered by nationally recognized overnight courier, or by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested) at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other.

          12.2 Survival of Representations. The representations and warranties made by the parties shall survive the delivery of the Purchased Shares and the partial, full or non-exercise of the Option (and the delivery of the Option Shares).

          12.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.



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          12.4 Entire Agreement. This Agreement, the Escrow Agreement, the
Releases and the Consent constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by Greenberg and Chrust.

          12.5 Binding Effect; Successors. Chrust shall be entitled to designate persons to purchase Option Shares along with him and such persons shall be deemed to be assignees of his rights hereunder. If a portion of the Option is exercised by such a designee, such designee must deliver to Greenberg simultaneously with such exercise a certificate containing representations and warranties substantially similar to the representations and warranties made by Chrust in Section 10 above. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives.

          12.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions). Each party (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each party further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon him mailed by registered mail to his address shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding.

          12.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or



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injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          12.8 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          12.9 SEC Filings. Each party agrees to provide the other with copies of any filings they make with the Securities and Exchange Commission to reflect the sale of the Purchased Shares and the grant and exercise of the Option prior to the time the filing is required to be made and to give the other party reasonable opportunity to comment on same.

          12.10 Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

          12.11 Fees and Expenses. Except as otherwise expressly set forth herein or in the Escrow Agreement, all costs and expenses (including, without limitation, legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first above:

                                  Address: 693 Fifth Avenue-- 19th Floor
                                           New York, New York 10022
                                           Telecopier No.:  212-246-1007

/s/ Steven A. Greenberg
--------------------------
    STEVEN A. GREENBERG


                                  Address: SGC Advisory Services, Inc.
                                           1786 Bedford Street
                                           Stamford, CT  06905
                                           Telecopier No.:  203-316-3929

/s/ Steven G. Chrust
-----------------------------
   STEVEN G. CHRUST



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